UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2023

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37419	95-2636730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1099 18th Street, Suite 1500

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On August 24, 2023, PDC Energy, Inc. (“PDC Energy” or “we”) announced that it issued a notice of redemption (the “Notice”) to the holders of its 5.750% Senior Notes due 2026 (the “Notes”) issued under the indenture, dated as of November 29, 2017 (as amended and supplemented through the date hereof, the “Indenture”), among PDC Energy, PDC Permian, Inc., and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee.

The Notice provides information relevant to the holders of the Notes, including, among other things, that:

•	We will redeem all of the outstanding Notes on May 15, 2024 (the “Redemption Date”); and

•	The redemption price for the Notes to be redeemed shall be equal to 100.000% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the Redemption Date.

In addition, on the day that we issued the Notice, we satisfied and discharged the Notes and the Indenture pursuant to the terms of the Indenture. Following completion of the satisfaction and discharge, we are no longer required to comply with the covenants of the Indenture, including, but not limited to, the requirement to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K with the Securities and Exchange Commission.

The information presented above is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2023

PDC ENERGY, INC.

By	/s/ Kari H. Endries
Name:	Kari H. Endries
Title:	Vice President and Assistant Secretary